EXHIBIT 10.1

                                ZONE 4 PLAY, INC.

                                AMENDMENT TO THE
                          2004 GLOBAL SHARE OPTION PLAN

                                   May 4, 2006

     The 2004 Global Share Option Plan (the "Plan") of Zone 4 Play, Inc. is amended as of this 4th day of May, 2006 as follows. Capitalized terms used but not defined herein are used as defined in the Plan.

     The number of Shares reserved under Section 5.1 of the Plan for purposes of the Plan shall be changed from "5,000,000" to "8,000,000", such that the first sentence of Section 5.1 of the Plan shall read in its entirety as follows:

     "The Company has reserved 8,000,000 authorized but unissued Shares for the purposes of the Plan and for the purpose of the Company's other share option plans when applicable, subject to adjustment as set forth in Section 7 below."

The remainder of Section 5.1 and the remainder of the Plan are not amended hereby and shall remain in full force and effect.